UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2025

Republic Airways Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38626	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Brickyard Lane Carmel, IN	46032
(Address of principal executive offices)	(Zip Code)

(317) 484-6000

(Registrant’s telephone number, including area code)

Mesa Air Group, Inc.

410 North 44th Street, Suite 700

Phoenix, Arizona 85008

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RJET	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On November 25, 2025, Mesa Air Group, Inc. (“Mesa”) consummated the transactions contemplated by the previously disclosed Agreement, Plan of Conversion and Plan of Merger, dated April 4, 2025 (the “Merger Agreement”), with Republic Airways Holdings Inc. (“Legacy Republic”), as well as the transactions contemplated by the previously disclosed Three Party Agreement, dated as of April 4, 2025 (the “Three Party Agreement”), among Mesa, Legacy Republic, Mesa Airlines, Inc., United Airlines, Inc. (“United Airlines”) and Mesa Representative (as such party is defined in the Three Party Agreement), which sets forth actions to facilitate an orderly disposition of certain assets, extinguishment of certain liabilities, and conditions not subject to the business combination and exchange of merger consideration, and as further described under Item 2.01 of this Current Report on Form 8-K (“Form 8-K”).

Subject to the terms and conditions of the Merger Agreement, Legacy Republic merged with and into Mesa (the “Merger”), with the Mesa legal entity continuing as the surviving corporation following the Merger (the “Company”), whereby Legacy Republic stockholders retain an 88% interest in the Company, and pre-closing Mesa stockholders retain a 6% interest in the Company, together collectively representing a 94% interest in the Company. Shares equivalent to the remaining 6% interest in the Company, upon completion of the Merger, have been delivered into escrow for allocation in the manner set forth in the Three Party Agreement (the “Escrow Shares”) and (i) first become available to United Airlines in exchange for the forgiveness and repayment of certain debts and obligations of Mesa, (ii) second, to the extent of any remainder, become available to the Company to repay certain liabilities, and (iii) third, to the extent of any remainder, become available on a pro rata basis to pre-closing Mesa stockholders. The allocation of the 2,853,454 Escrow Shares is in exchange for the forgiveness or settlement of those certain debts and obligations of Mesa by United Airlines and is subject to final determination within 60 days of the completion of the Merger. Final allocation of Escrow Shares is determined by (i) obligations forgiven or repaid by United Airlines estimated at $54.2 million at the consummation of the Merger, and (ii) the price per common share of Mesa at the Share Settlement Date as defined in the Three Party Agreement. Actual amounts may change until the Share Settlement Date. The allocation of Escrow Shares is not yet complete.

Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Legacy Republic.

Item 1.01	Entry into a Material Definitive Agreement.

On November 25, 2025, the Company entered into a new Capacity Purchase Agreement (the “CPA”) with United Airlines and Mesa Airlines, Inc. (“Mesa Airlines”), pursuant to which the Company provides passenger service as United Express, and the prior capacity purchase agreement between Mesa and United Airlines in effect immediately prior to consummation of the Merger was terminated. Significant provisions of the CPA are as follows:

Aircraft Under CPA	60
Aircraft Type	E175
Seating Configuration	70 - 76 seats
CPA Term (1)	10 years
Significant Pass-Through / Partner Direct Charges (2)

Pass-Through - insurance, property taxes, certain major maintenance activities, and miscellaneous station express

Partner Direct Charges - aircraft fuel, landing fees, certain engine maintenance activities, on-board catering, and ownership of the aircraft

(1)

The CPA may be terminated by United Airlines upon providing 30 days’ written notice if, among other reasons, the Company fails to attain certain operating performance targets for a specified period, subject to a right to cure. The CPA may be terminated by United Airlines immediately upon written notice (without any prior notice), following the occurrence of a labor strike for ten or more consecutive days.

(2)

Pass-through charges are direct expenses incurred by the Company on behalf of United Airlines whereby the Company seeks reimbursement from United Airlines for applicable expenses. Partner Direct Charges are expenses paid directly by United Airlines, although the charges were incurred by the Company. United Airlines has the right to subsequently assume the Company’s responsibility to purchase any of the pass-through products and services as Partner Direct Charges.

The foregoing description of the CPA does not purport to be complete and is qualified in its entirety by reference to the full text of the CPA, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Mesa Capacity Purchase Agreement

Pursuant to the Three Party Agreement, on November 25, 2025, Mesa and United terminated the prior capacity purchase agreement between them and United and the Company entered into the CPA.

Loan and Guarantee Agreement

On October 30, 2020, Mesa Airlines, entered into a Loan and Guarantee Agreement (the “Initial Loan Agreement”), by and among Mesa Airlines, as the borrower, Mesa, as the parent, the guarantors party thereto from time to time, the United States Department of the Treasury (the “Treasury”), as the initial lender, and The Bank of New York Mellon, as administrative agent and collateral agent (the “Agent”), under the Coronavirus Aid, Relief, and Economic Security Act. The Initial Loan Agreement provided for a secured term loan facility that matured on October 30, 2025 (the “Maturity Date”), in an initial principal amount of $43.0 million with the option to increase the aggregate principal amount by up to $157.0 million. On October 28, 2025, the Treasury entered into an Assignment and Assumption with Jefferies Capital Services, LLC (“Jefferies”), assigning all of the Treasury’s rights and obligations in its capacity as a lender under the Initial Loan Agreement to Jefferies. Subsequently on October 28, 2025, Mesa Airlines, Mesa, the guarantors party thereto, Jefferies and the Agent entered into an Amendment to Loan and Guarantee Agreement (the “Amendment” and, the Initial Loan Agreement as amended by the Amendment, the “Amended Loan Agreement”), which, among other things, extended the Maturity Date to November 28, 2025 and permitted the consummation of the Merger.

On November 24, 2025, Mesa Airlines, the Agent and Jefferies entered into a payoff and lien release letter for a voluntary prepayment with respect to the Amended Loan Agreement (the “Payoff Letter”). Pursuant to the Payoff Letter, on November 25, 2025, Mesa Airlines repaid approximately $31.9 million, plus accrued interest and fees in full and final satisfaction of Mesa Airlines’ and its affiliates’ outstanding obligations under the Amended Loan Agreement, taking into account the previously-agreed reduction of the principal amount of the obligations under the Loan Agreement by $12.3 million, and thereby terminated the Amended Loan Agreement. The Amended Loan Agreement was secured by a lien on substantially all of the guarantors’ assets, with certain limited exceptions. The Agent and Jefferies terminated, discharged and released all guarantees, security interests, assignments and liens granted to or held by the Agent and Jefferies to secure the obligations under the Amended Loan Agreement, and Mesa Airlines and its affiliates were released and discharged from all obligations under the Amended Loan Agreement and all related loan documents were terminated (other than with respect to customary obligations and provisions that are expressly specified to survive payment in full). Concurrently with repayment of the loan, Mesa Airlines recognized a $12.3 million gain on extinguishment of the related loan balance.

Second Amended and Restated Credit and Guaranty Agreement

Pursuant to the Three Party Agreement, on November 25, 2025, United Airlines forgave, extinguished and released all of the debt and other obligations that Mesa Airlines and its affiliates owed to United Airlines under the Second Amended and Restated Credit and Guaranty Agreement, dated as of June 30, 2022, by and among Mesa Airlines and Mesa Air Group Airline Inventory Management, L.L.C., as the borrowers, Mesa, as a guarantor, the other guarantors from time to time party thereto, the lenders from time to time party thereto and Wilmington Trust, National Association as successor to CIT Bank, a division of First-Citizens Bank & Trust Company, as administrative agent (as amended from time to time, the “Debt Agreement”). Consequently, all material obligations under the Debt Agreement were extinguished.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information under “Explanatory Note” is incorporated by reference into this Item 2.01.

Prior to the Merger, effective at 6:00 p.m. Eastern Time on November 24, 2025, Mesa effected a 15-for-1 reverse stock split of its common stock (the “Reverse Stock Split”). Unless noted otherwise, all references to share and per share amounts in this Form 8-K contemplate the terms of the Reverse Stock Split.

In connection with the Merger and immediately prior to the effective time of the Merger (the “Effective Time”), Mesa converted from a Nevada corporation to a Delaware corporation pursuant to a Plan of Conversion (the “Conversion”).

Merger Agreement

At the Effective Time, each share of common stock of Legacy Republic, par value $0.001 per share (“Legacy Republic Common Stock”), issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares (as defined in the Merger Agreement) and dissenting shares held by stockholders who (i) have not voted in favor of the Merger or consented to it in writing and (ii) have properly demanded appraisal of such shares of Legacy Republic Common Stock in accordance with, and have complied in all respects with, the provisions of Section 262 of the General Corporation Law of the State of Delaware), were automatically converted into the right to receive 38.9933 (the “Exchange Ratio,” which reflects adjustment for the Reverse Stock Split) validly issued, fully paid and non-assessable shares of common stock of the Company (“Common Stock”) and cash payable in lieu of fractional shares, without interest and subject to any applicable withholding tax.

Further, immediately prior to the Effective Time, each outstanding restricted stock unit (“RSU”) in respect of shares of Legacy Republic Common Stock that vested immediately upon closing of the Merger was cancelled, entitling the holder to shares of Legacy Republic Common Stock which were converted into the right to receive 38.9933 validly issued, fully paid, and non-assessable shares of Common Stock and cash payable in lieu of fractional shares, without interest and subject to any applicable withholding tax. Additionally, each outstanding unvested Republic RSU was automatically assumed and converted into the right to receive a restricted share award in respect of Common Stock after giving effect to the Exchange Ratio. Further, the vesting of each Mesa RSU and restricted stock award was accelerated immediately prior to the Effective Time, entitling each holder to a number of shares of Common Stock underlying such award after giving effect to the Reverse Stock Split.

Upon closing of the Merger, the Company has a total of approximately 46.9 million shares of Common Stock outstanding, including 1,264,210 restricted shares of Common Stock subject to vesting terms of equity awards and 2,853,454 Escrow Shares.

The shares of Mesa’s common stock that were listed on The Nasdaq Capital Market, previously trading through the close of business on Monday, November 24, 2025 under the ticker symbol “MESA,” commenced trading on The Nasdaq Global Select Market on a post-Reverse Stock Split adjusted basis and post-Merger basis under the ticker symbol “RJET” on November 25, 2025. The Common Stock is represented by a new CUSIP number: 590479408.

The foregoing description of the Merger and the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Registration Rights Agreement

In connection with the Merger, Legacy Republic entered into a Registration Rights Agreement, dated as of July 10, 2025, with certain existing stockholders, which became effective upon the closing of the Merger and provides for customary “demand” registrations, “piggyback” registration rights and lockup arrangements, as further described in the proxy statement / prospectus (the “Proxy Statement/Prospectus”), related to Mesa’s Registration Statement on Form S-4/S-1 (File No. 333-288622), as amended (the “Form S-4/S-1”). The foregoing description of the Registration Rights Agreement is qualified by the terms of the agreement, which is attached as Exhibit 10.2 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 2.01 of this Form 8-K is incorporated by reference herein.

The issuance of (i) 36,664,653 shares of Common Stock to the stockholders of Legacy Republic who consented to the Merger pursuant to the Merger Agreement prior to the effectiveness of the Form S-4/S-1 and (ii) any Escrow Shares, to the extent not ultimately issued to the pre-closing stockholders of Mesa, equivalent to 6% of the Company was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration requirements provided by Section 4(a)(2), including Regulation D and/or Regulation S thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01 and Item 5.03 of this Form 8-K is incorporated by reference herein.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Previous Independent Registered Public Accounting Firm.

CBIZ CPAs P.C. (“CBIZ” and formerly Marcum LLP) served as Mesa’s independent registered public accounting firm prior to completion of the Merger. On November 20, 2025, CBIZ completed its audit of the consolidated financial statements of Mesa as of and for the three month transition period ended December 31, 2024 on Form 10-KT in order to give effect to the change in fiscal year of Mesa previously announced on September 29, 2025, and the subsequent quarterly review of the consolidated financial statements of Mesa as of and for the three and nine months ended September 30, 2025 on Form 10-Q (the “Procedures”). The audit report of CBIZ on Mesa’s consolidated financial statements as of and for the three month transition period ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Following completion of the Procedures, CBIZ was dismissed as Mesa’s independent registered public accounting firm effective as of November 25, 2025.

During Mesa’s three month transition period as of and for the three months ended December 31, 2024 and the subsequent interim period for the three and nine months ended September 30, 2025, there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) between Mesa and CBIZ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Mesa, would have caused Mesa to make reference to the subject matter of the disagreements in connection with CBIZ’s reports on Mesa’s financial statements. During Mesa’s transition period as of and for the three months ended December 31, 2024 and the subsequent interim period for the three and nine months ended September 30, 2025, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

CBIZ was provided with a copy of the disclosures made in this Item 4.01 and furnished a letter addressed to the Securities and Exchange Commission, stating its agreement with such disclosures, which is attached as Exhibit 16.1 to this Form 8-K.

Engagement of New Independent Registered Public Accounting Firm.

Deloitte & Touche LLP (“Deloitte”) served as the independent accountant of Legacy Republic prior to the completion of the Merger. Effective November 25, 2025, following the completion of the Merger, the Audit Committee of the Company’s Board of Directors approved the appointment of Deloitte as the Company’s independent registered public accounting firm.

During our two most recent fiscal years and the subsequent period from January 1, 2025 to November 25, 2025, the Company did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Form 8-K regarding the Merger and the information set forth in Item 5.02 of this Form 8-K regarding the Board of Directors and executive officers of the Company following the Merger are incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Directors

In accordance with the Merger Agreement, immediately prior to the Merger, (i) Mitchell I. Gordon, (ii) Dana J. Lockhart, (iii) Jonathan G. Ornstein, (iv) Harvey W. Schiller, and (v) Spyridon P. Skiados each resigned from Mesa’s Board of Directors and Committees of Mesa’s Board of Directors on which they respectively served, which resignations were not the result of any disagreements with Mesa relating to its operations, policies or practices.

Appointment of Directors

Effective upon the closing of the Merger on November 25, 2025, the Board of Directors of the Company was reconstituted as follows: (i) Ellen N. Artist, (ii) David Grizzle, (iii) Glenn S. Johnson, (iv) Michael C. Lenz, (v) Ruth Okediji, (vi) Barry W. Ridings and (vii) James E. Sweetnam, with David Grizzle as Chairperson. The Company’s Board of Directors has determined that each of Ms. Artist, Mr. Johnson, Mr. Lenz, Ms. Okediji, Mr. Ridings and Mr. Sweetman qualify as “independent directors” as defined by the Nasdaq Listing Rules and such directors qualify under the heightened independence standards for Respective Audit Committee and Compensation Committee assignments.

Each of the newly appointed directors’ biographical information is set forth under “Independent Directors,” except for the biographical information for David Grizzle, which is set forth under “Appointment of Executive Officers.”

There are no transactions involving the newly appointed directors that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with the Merger, the Company has entered into indemnification agreements with each of its directors, in substantially the form filed as Exhibit 10.17 to the Form S-4/S-1.

Independent Directors

Ellen N. Artist: Ellen N. Artist, age 69, has served as a member of Mesa’s Board of Directors since 2011. Ms. Artist has more than 35 years of experience in aviation finance as a bankruptcy trustee, financial advisor, financial principal and commercial lender. Ms. Artist has served as Principal of ENA Advisors since July 2005. Ms. Artist led the out-of-court restructuring of lease and loan obligations for both Independence Air and American Airlines, Inc. During the course of her career, Ms. Artist has been involved in more than $10 billion in aviation, debt, equity, and lease placements. Ms. Artist was formerly a founding partner at both The Seabury Group, LLC, from 1996 to 2002, and Sky Works Capital, LLC, from 2002 to 2005, two investment banking boutiques specializing in aviation activities. Ms. Artist also has experience in claims resolution, trust accounting, litigation, and interaction with counsel. Ms. Artist holds a B.A. in Economics from Northwestern University and received an M.B.A. with distinction from New York University specializing in Finance and Accounting.

Glenn S. Johnson: Glenn S. Johnson, age 66, has served as a member of Legacy Republic’s Board of Directors since May 2017 and as a member of Legacy Republic’s nominating and corporate governance committee as well as the Chairman of Legacy Republic’s audit committee. Mr. Johnson served as President of Horizon Air Industries, Inc. from 2010 to 2014. Mr. Johnson also previously held various roles at Alaska Airlines Group, Inc. from 2003 to 2014, including as Executive Vice President Finance and Chief Information Officer from 2012 to 2014 and Executive Vice President Finance and Chief Financial Officer from 2008 to 2010. Mr. Johnson holds a B.B.A. in Business Administration and Accounting from University of Washington’s Foster School of Business.

Michael C. Lenz: Michael C. Lenz, age 61, has served as a member of Legacy Republic’s Board of Directors since May 2025. In November 2025, Mr. Lenz commenced employment for his forthcoming role as Executive Vice President, Interim Chief Financial Officer of Hexcel Corporation and previously served in numerous financial roles at FedEx Corp. from 2005 to 2023, including Vice President of Finance, Senior Vice President, Treasurer, and Executive Vice President and Chief Financial Officer. Previously, Mr. Lenz held various roles at American Airlines from 1994 to 2005. Mr. Lenz serves as the Board Chairman of Methodist LeBonheur Healthcare and on the Board of Visitors for the Duke University Pratt School of Engineering. Mr. Lenz obtained both a B.S. in Electrical Engineering & Computer Science and an M.B.A. from Duke University.

Ruth Okediji: Ruth L. Okediji, age 56, has served as a member of Legacy Republic’s Board of Directors since May 2023. Ms. Okediji has been a member of the faculty of Harvard Law School since 2017, where she currently serves as the Jeremiah Smith, Jr. Professor of Law and Co-Director of the Berkman Klein Center. While teaching as the Edith Gaylord Harper Presidential Professor of Law at the University of Oklahoma, a position she held from 1997 to 2002, Ms. Okediji served on the Oklahoma Public Employee Relations Board from 2002 to 2003 at the appointment of Governor Frank Keating. Her areas of expertise are labor and employee relations, technology regulation, and international data privacy. Ms. Okediji holds an LL.B. from University of Jos and an LLM and S.J.D. from Harvard Law School.

Barry W. Ridings: Barry W. Ridings, age 73, has served as a member of Legacy Republic’s Board of Directors since May 2017 and is the chairman of Legacy Republic’s compensation committee and lead independent director. Mr. Ridings is a retired investment banker having spent nearly 50 years on Wall Street at Lazard Freres & Co. LLC where he held various roles from 1999 to 2015. Mr. Ridings serves as a director of Safehold Inc. Mr. Ridings is a board member of the Catholic Charities of the Archdiocese of New York. He is also a Senior Lecturer at the Cornell University Johnson Graduate School of Management. Mr. Ridings has an M.B.A. in Finance from Cornell University and a B.A. in Religion from Colgate University.

James E. Sweetnam: James E. Sweetnam, age 73, has served as a member of Legacy Republic’s Board of Directors since May 2017 and as a member of Legacy Republic’s audit committee and nominating and corporate governance committee. Mr. Sweetnam was the former President and Chief Executive Officer of Dana Holding Corporation from 2009 to 2010 and Chief Executive Officer of the Truck Group at Eaton Corporation from 2001 to 2009. Mr. Sweetnam was in executive management at Cummins from 1987 to 1997, having served as Vice President, Cummins Engine Company and Group Managing Director of Holset Engineering Co. Ltd. Mr. Sweetnam currently serves as a Director of Aspen Aerogels Inc. and previously served as a board director at SunCoke Energy, Inc. from 2011 to 2021, where he was Chair of the compensation committee and Chair of the nominating and corporate governance committee previous to that. He also served as a board director at Lubrizol Corporation, a specialty chemicals company, from 2007 to 2011 before it was acquired by Berkshire Hathaway. Mr. Sweetnam holds a B.S. from the United States Military Academy at West Point and an M.B.A. from Harvard Business School.

Immediately after the closing of the Merger on November 25, 2025, the Company’s Board of Directors reconstituted its various standing committees as follows:

Audit Committee

Glenn S. Johnson, Michael C. Lenz, and James E. Sweetnam were appointed to the Audit Committee, with Glenn S. Johnson as chair and designated as the “audit committee financial expert.”

Compensation Committee

Michael C. Lenz, Ruth Okediji, and Barry W. Ridings were appointed to the Compensation Committee, with Barry W. Ridings as chair.

Corporate Governance Committee

Ruth Okediji, Jim Sweetnam, and Mike Lenz were appointed to the Corporate Governance Committee, with Ruth Okediji as chair.

Departure of Executive Officers

Immediately prior to the Merger, (i) Jonathan G. Ornstein, Mesa’s Chief Executive Officer, (ii) Michael J. Lotz, Mesa’s President and Chief Financial Officer and (iii) Brian S. Gillman, Mesa’s Executive Vice President, General Counsel and Secretary, each resigned from all of their respective offices with Mesa and all of its subsidiaries, if applicable.

Appointment of Officers

Effective as of November 25, 2025, the following executive officers were appointed by the Board of Directors: (i) David Grizzle as the Chief Executive Officer, (ii) Matthew J. Koscal as the President and Chief Commercial Officer, (iii) Joseph P. Allman as a Senior Vice Present and Chief Financial Officer, (iv) Paul K. Kinstedt as Senior Vice President and Chief Operating Officer and (v) Chad M. Pulley as Senior Vice President, General Counsel and Secretary. Additionally, effective as of November 25, 2025, the Board of Directors appointed Scott Hornback as Principal Accounting Officer.

None of the newly appointed officers has any family relationships with any director or executive officer of the Company, and there are no transactions involving the newly appointed officers that would be required to be reported under Item 404(a) of Regulation S-K.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Republic Executive Compensation” beginning on page 184 through page 206 thereof is incorporated herein by reference. Additionally, in connection with the Merger, the Company has entered into indemnification agreements with its Executive Officers and Principal Accounting Officer, in substantially the form filed as Exhibit 10.17 to the Form S-4/S-1.

Each of the newly appointed officers’ biographical information is set forth below.

David Grizzle: David Grizzle, age 72, has served as Chief Executive Officer of Legacy Republic since July 2025, previously served as the Chairman of Legacy Republic’s Board of Directors since May 2017, and through July 2025, as a member of Legacy Republic’s nominating and corporate governance committee. Since 2013, Mr. Grizzle has engaged as an aviation consultant through his firm Dazzle Partners. Mr. Grizzle previously served as Chief Operating Officer of the FAA’s Air Traffic Organization from 2011 to 2013 and as Chief Counsel of the FAA from 2009 to 2011. Prior to his time with the FAA, Mr. Grizzle served in various positions at Continental Airlines, Inc. and its affiliates for 22 years, retiring as the Senior Vice President of Customer Experience. In 2004, Mr. Grizzle served for 14 months with the U.S. Department of State in Kabul, Afghanistan as Attaché, Senior Advisor and Coordinator for Transportation and Infrastructure. Mr. Grizzle received an A.B. in Government from Harvard University and a J.D. from Harvard Law School.

Matthew J. Koscal: Matthew J. Koscal, age 49, has served as Legacy Republic’s President and Chief Commercial Officer since April 2025, and previously served as Legacy Republic’s Executive Vice President since 2022. Mr. Koscal joined Legacy Republic in April 2014 as Vice President of Human Resources. In 2015, he further assumed responsibility for labor relations and government affairs before serving as Senior Vice President and Chief Administrative Officer from 2016 to 2022. He has extensive experience creating value through commercial partnerships, leading complex negotiations and driving change initiatives. Mr. Koscal has been a leader for Republic’s workforce development initiatives, including the launch of LIFT Academy and structuring the airline’s strategic partnership with Cape Air in 2021. Mr. Koscal has also served as a director of Cape Air since June 2021. Before joining Republic, Mr. Koscal held various leadership positions in finance and commercial operations at Takeda Pharmaceutical Co., Roche Diagnostics Corporation, and Abbott Laboratories. Mr. Koscal earned his bachelor’s degree in management from Purdue University and has completed executive training programs at the Wharton School of Executive Education and the Center for Creative Leadership.

Joseph P. Allman: Joseph P. Allman, age 55, has served as Legacy Republic’s Senior Vice President and Chief Financial Officer since September 2015. In his capacity as Chief Financial Officer, Mr. Allman also has leadership responsibility of Republic’s supply chain and technology functions. Mr. Allman has extensive experience in aircraft financing and has an extensive background in the airline sector. Mr. Allman joined Republic in 2007 as Vice President and Corporate Controller and served as Vice President Finance Planning & Analysis and Treasurer from 2009 to 2015. Before joining Republic, Mr. Allman gained extensive experience applying his finance, accounting, and audit expertise to the transportation and utilities sectors at managing positions with Deloitte & Touche, LLP and London Witte Group LLC. Mr. Allman is a graduate of the U.S. Coast Guard Academy, where he earned a B.S. in management and subsequently served his active-duty commitment to the rank of Lieutenant.

Paul K. Kinstedt: Paul K. Kinstedt, age 64, has served as Legacy Republic’s Senior Vice President and Chief Operating Officer since May 2017. Mr. Kinstedt served as Republic’s Senior Vice President of Operations and Acting Chief Operating Officer from 2015 to 2017 and as Vice President of Flight Operations from 2013 to 2015. From 2002 to 2013, Mr. Kinstedt served in roles as Vice President of System Operations Control and Director of Systems Operations Control for Chautauqua Airlines, one of Republic’s former wholly owned subsidiaries. Mr. Kinstedt received his bachelor’s degree in aviation science from Parks College of Saint-Louis University and his M.B.A. degree from Illinois Benedictine College. He holds an aircraft dispatcher and commercial, multi-engine, and instrument pilot rating.

Chad M. Pulley: Chad M. Pulley, age 45, has served as Legacy Republic’s Senior Vice President, General Counsel, and Secretary since January 2022. Mr. Pulley joined Republic as Associate General Counsel in July 2018 and transitioned to the role of Vice President, General Counsel and Secretary in November 2019. Prior to joining Republic, Mr. Pulley was Director, Legal Affairs for Carrier Global Corporation. Mr. Pulley also served as Assistant General Counsel at Allegion plc and Corporate Counsel at Ingersoll-Rand plc. Mr. Pulley earned his B.A. in Finance and Economics from Indiana University Indianapolis - Kelley School of Business and earned his J.D. from Indiana University Robert H. McKinney School of Law.

Scott Hornback: Scott Hornback, age 49, joined Legacy Republic in 2015 and has served as Vice President - Finance and Accounting since May 2016 and was Principal Accounting Officer of Legacy Republic from 2016 to 2017. Prior to joining Legacy Republic, Scott was the Vice President of Accounting for Guggenheim Insurance Services LLC and was with Deloitte & Touche LLP in audit and advisory roles for 15 years. Scott earned a bachelor’s degree in accounting and industrial management from Purdue University.

Republic 2025 Equity Incentive Plan

As previously disclosed, at the Special Meeting of Mesa’s stockholders held on November 17, 2025, the Mesa stockholders considered and approved the Republic 2025 Equity Incentive Plan, which became effective immediately at the Effective Time.

A summary of the material terms of the Republic 2025 Equity Incentive Plan is included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 4—The Equity Plan Proposal” beginning on page 241 thereof, which is incorporated herein by reference.

The foregoing description of the Republic 2025 Equity Incentive Plan is qualified in its entirety by the full text of such plan, a form of which was filed as Exhibit 10.37 to the Form S-4/S-1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

To the extent required by this Item, the information included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As previously announced, the Board of Directors of Mesa unanimously approved the Reverse Stock Split and on November 24, 2025, Mesa filed a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State to effect the Reverse Stock Split (the “Certificate of Change”), which became effective at 6:00 p.m. Eastern Time on such date. As a result of the Reverse Stock Split, every 15 shares of Mesa common stock issued and outstanding on the effective date of the Reverse Stock Split was consolidated into one issued and outstanding share of Mesa common stock. No fractional shares were issued in connection with the Reverse Stock Split, and instead, any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share at the registered holder and participant level with The Depository Trust Company. Additionally, proportionate adjustments were made to the number of shares of Mesa common stock underlying outstanding equity awards.

The Reverse Stock Split affected all stockholders of Mesa uniformly and did not alter any stockholder’s percentage interest in Mesa’s equity (other than as a result of the rounding of shares to the nearest whole share in lieu of issuing fractional shares).

The Certificate of Change also decreased the number of authorized shares of Mesa common stock from 125,000,000 to 8,333,333 (which amount was subsequently superseded in connection with the Merger).

The foregoing description of the Certificate of Change does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Change, which is attached as Exhibit 3.1 to this Form 8-K.

New Certificate of Incorporation and Bylaws

See “Comparison of Rights of Holders of Mesa Capital Stock and Republic Capital Stock” in the Proxy Statement/Prospectus, beginning on page 362 thereof, for a summary of the material terms of the Company’s Certificate of Incorporation and Bylaws, effective at the Effective Time, in connection with the Conversion, which information is incorporated herein by reference.

Such summary does not purport to be complete and is qualified in its entirety by the full text of the Company’s Certificate of Incorporation and Bylaws (reflecting the name change to “Republic Airways Holdings Inc.”), copies of which are attached hereto as Exhibit 3.4 and 3.5, respectively, and incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, the Company’s Board of Directors replaced Mesa’s Code of Conduct and Ethics with the Company’s Code of Business Conduct and Ethics, which applies to all directors, officers and employees, including the Company’s Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer, or persons performing similar functions. The Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K.

The full text of the code is posted on the Company’s website, http://investor.rjet.com. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of code of ethics on its website. The information on, or accessible through, the Company’s website does not constitute part of, and is not incorporated into, this Form 8-K.

The foregoing description of the Code of Business Conduct and Ethics does not purport to be complete and is qualified in its entirety by the full text of the code, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 25, 2025, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

The financial statements required by this item will be filed by amendment to this Form 8-K no later than 71 calendar days after the date on which this Form 8-K must be filed.

(b) Pro Forma Financial Information.

The financial statements required by this item will be filed by amendment to this Form 8-K no later than 71 calendar days after the date on which this Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Exhibit

2.1	Merger Agreement, dated April 4, 2025, between Mesa Air Group, Inc. and Republic Airways Holdings Inc. (incorporated by reference to Exhibit 2.1 to Mesa Air Group, Inc.’s Current Report on Form 8-K filed on April 8, 2025)

3.1	Certificate of Change, as filed with the Secretary of State of Nevada, effective November 24, 2025 (Reverse Stock Split)

3.2	Nevada Articles of Conversion, as filed with the Secretary of State of Nevada, effective November 25, 2025 (Conversion to Delaware corporation)

3.3	Delaware Certificate of Conversion, as filed with the Secretary of State of Delaware, effective November 25, 2025 (Conversion to Delaware corporation)

3.4	Delaware Certificate of Incorporation, as filed with the Secretary of State of Delaware, effective November 25, 2025

3.5	Bylaws of Republic Airways Holdings Inc.

10.1	Three Party Agreement, dated April 4, 2025, among Mesa Air Group, Inc., Mesa Airlines, Inc., Republic Airways Holdings Inc., United Airlines, Inc., and Mesa Representative (incorporated by reference to Exhibit 10.1 to Mesa Air Group, Inc.’s Current Report on Form 8-K filed on April 8, 2025)

10.2	Registration Rights Agreement, dated July 10, 2025, between Republic Airways Holdings Inc. and each holder of shares of common stock listed on Schedule 1 thereto (incorporated by reference to Exhibit 10.16 to Mesa Air Group, Inc.’s Registration Statement on Form S-4/S-1 (Registration No. 333-288622)

10.3*	Capacity Purchase Agreement, dated as of November 25, 2025, among United Airlines, Inc., Mesa Airlines, Inc. and Republic Airways Holdings Inc.

14.1	Code of Business Conduct and Ethics

16.1	Letter from CBIZ CPAs P.C., dated December 1, 2025

99.1	Press Release, dated November 25, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain information contained in this agreement has been omitted because it (i) is not material and (ii) is of the type the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2025	REPUBLIC AIRWAYS HOLDINGS INC.

	By:	/s/ Joseph P. Allman
	Name:	Joseph P. Allman
	Title:	Senior Vice President and Chief Financial Officer